Exhibit 5.1

Schiff Hardin LLP
233 South Wacker Drive
Suite 6600
Chicago, IL 60606
T 312.258.5500
F 312.258.5600
schiffhardin.com
Robert J. Minkus
(312) 258.5584
rminkus@schiffhardin.com

November 28, 2018

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to NiSource Inc., a Delaware corporation (the “Company”), in connection with a post-effective amendment to a registration statement on Form S-3 (File No. 333-214360) (the “Amendment”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 28, 2018 under the Securities Act of 1933, as amended (the “Securities Act”). The Amendment amends the registration statement on Form S-3 filed by the Company and NiSource Finance Corp., a former co-registrant (“NiSource Finance”), with the Commission on November 1, 2016, as amended as of November 30, 2017 (such registration statement, as further amended by the Amendment, the “Registration Statement”). The Amendment will become effective upon filing pursuant to Rule 462(e) under the Securities Act. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified number or amount of the following securities of the Company: (i) common stock, par value $0.01 per share (the “Common Stock”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares representing fractional interests in shares of the Preferred Stock (the “Depositary Shares”); (iv) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase Debt Securities, warrants to purchase Common Stock and warrants to purchase Preferred Stock (collectively, the “Warrants”); (vi) stock purchase contracts (the “Stock Purchase Contracts”); and (vii) stock purchase units consisting of a Stock Purchase Contract and a Debt Security (the “Stock Purchase Units”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.”

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November 28, 2018

The Senior Debt Securities are to be issued under an indenture, dated as of November 14, 2000, by and among the Company, NiSource Finance and The Chase Manhattan Bank, as original trustee, as filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (file no. 333-49330) filed November 17, 2000, as supplemented by a first supplemental indenture dated as of November 14, 2000, by and among the Company, NiSource Finance and The Chase Manhattan Bank, as original trustee, as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 1, 2000, by a second supplemental indenture, dated as of November 30, 2017, by and between the Company and The Bank of New York Mellon, as successor trustee, as filed as Exhibit 4.4 to the Registration Statement, and by a third supplemental indenture, dated as of June 11, 2018, between the Company and The Bank of New York Mellon, as successor trustee, as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 12, 2018 (such indenture, as so supplemented and as may be further supplemented from time to time, the “Senior Indenture”). The Subordinated Debt Securities are to be issued under an indenture, by and between the Company and The Bank of New York Mellon, as trustee, substantially in the form filed as Exhibit 4.5 to the Registration Statement (as supplemented from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the

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November 28, 2018

Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that all acts have been taken without violation of any fiduciary duties and in accordance with any notice or disclosure requirements, (iii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company, and (iv) that the execution and delivery by the Company of, and performance by the Company of its obligations under, such documents do not violate any law, rule, regulation, agreement or instrument binding upon the Company or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to those laws, rules and regulations of the states of Delaware, New York and the United States of America that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when any applicable state securities or Blue Sky laws have been complied with:

1.    With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Stock is to be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or a breach of any agreement or instrument binding upon the Company, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting, purchase or agency agreement, if any, upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

2.    With respect to any offering of shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to

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November 28, 2018

be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the “Certificate of Designations”); (iv) the Certificate of Designations has been duly filed with the Delaware Secretary of State; and (v) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, including the Certificate of Designations, so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company: (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting, purchase or agency agreement, if any, upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable; and (2) if the Offered Preferred Stock is convertible or exchangeable into shares of Common Stock, the shares of Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Preferred Stock is in accordance with the terms of the Certificate of Designations.

3.    With respect to any offering of Depositary Shares (the “Offered Depositary Shares”), when (i) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Depositary Shares are to be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company has taken all necessary corporate action to approve the issuance and sale and the terms of the Offered Depositary Shares and related matters, including the adoption of a deposit agreement or agreements relating to the Offered Depositary Shares (the “Deposit Agreement”); (iv) the terms of the shares of Preferred Stock underlying the Offered Depositary Shares (the “Underlying Preferred Stock”) have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and a Certificate of Designations for the Underlying Preferred Stock has been duly adopted and filed with the Delaware Secretary of State; (v) the Deposit Agreement for the Offered Depositary Shares has been duly authorized,

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November 28, 2018

executed and delivered by each of the Company and the depositary; (vi) the shares of the Underlying Preferred Stock have been deposited with the depositary under the Deposit Agreement; and (vii) the depositary receipts representing the Offered Depositary Shares have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Depositary Shares, when issued and sold in accordance with the applicable underwriting, purchase or agency agreement, if any, will be validly issued, and the depositary receipts representing the Offered Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and (2) the Underlying Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

4.    With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Debt Securities are to be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) if the Offered Debt Securities are Subordinated Debt Securities, the Subordinated Indenture is duly authorized, executed and delivered by the Company and the trustee; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or the By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting, purchase or agency agreement, if any, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (2) if the Offered Debt Securities are convertible or exchangeable into shares of Common Stock or Preferred Stock, the shares of Common Stock or Preferred Stock issuable upon conversion or exchange of the Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Debt Securities is in accordance with the terms of the applicable Indenture and, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State.

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November 28, 2018

5.    With respect to any offering of Warrants (the “Offered Warrants”), when (i) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company has taken all necessary corporate action to approve the issuance and sale and the terms of the Offered Warrants and related matters, including the adoption of the Warrant Agreement with respect to Warrants to purchase Debt Securities, the Warrant Agreement with respect to Warrants to purchase Common Stock or the Warrant Agreement with respect to Warrants to purchase Preferred Stock (individually, a “Warrant Agreement”), as the case may be, for the Offered Warrants; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Warrant Agreement for the Offered Warrants has been duly authorized, executed and delivered and certificates representing the Offered Warrants have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Warrants, when issued and sold in accordance with the applicable underwriting, purchase or agency agreement, if any, will be legal, valid and binding obligations of the Company; (2) if the Offered Warrants are exercisable for shares of Common Stock or Preferred Stock, the shares of Common Stock or Preferred Stock issuable upon exercise of the Offered Warrants will be duly authorized, validly issued, fully paid and nonassessable, assuming the exercise of the Offered Warrants is in accordance with the terms of the applicable Warrant Agreement and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Delaware Secretary of State; and (3) if the Offered Warrants are exercisable for Debt Securities, the Debt Securities issuable upon exercise of the Offered Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, assuming the exercise of the Offered Warrants is in accordance with the terms of the applicable Warrant Agreement and the applicable Indenture.

6.    With respect to any offering of Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Stock Purchase Contracts are to be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to

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November 28, 2018

approve the issuance and terms of the Offered Stock Purchase Contracts and related matters, including adoption of the Stock Purchase Contract Agreement for the Offered Stock Purchase Contracts (the “Stock Purchase Contract Agreements”); (iv) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Stock Purchase Contract Agreement has been duly executed and duly delivered and certificates representing the Offered Stock Purchase Contracts have been duly executed, authenticated, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting, purchase or agency agreement, if any, will be legal, valid and binding obligations of the Company; and (2) the shares of Common Stock issuable upon settlement of the Offered Stock Purchase Contracts will be duly authorized, validly issued, fully paid and nonassessable, assuming the Offered Stock Purchase Contracts are settled in accordance with the terms of the Stock Purchase Contract Agreement.

7.    With respect to any offering of Stock Purchase Units (the “Offered Stock Purchase Units”), when (i) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Stock Purchase Units are to be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and related matters, including the adoption of the Stock Purchase Unit Agreement for the Offered Stock Purchase Units (the “Stock Purchase Unit Agreement”); (iv) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company so as not to violate any applicable law or the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Stock Purchase Unit Agreement has been duly executed and duly delivered and certificates representing the Offered Stock Purchase Units have been duly executed, authenticated, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Stock Purchase Units, when issued and sold in accordance with the applicable underwriting, purchase or agency agreement, if any, will be legal, valid and binding obligations of the Company; and (2) the shares of Common Stock issuable upon settlement of the Offered Stock Purchase Units will be duly authorized, validly issued, fully paid and nonassessable, assuming the Offered Stock Purchase Units are settled in accordance with the terms of the Stock Purchase Unit Agreement.

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November 28, 2018

The opinions set forth above are subject to the following qualifications:

A.    The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect, (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity), (iii) requirements that a claim with respect to any Offered Debt Security denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) government authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

B.    The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

NiSource Inc.

November 28, 2018

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Opinions” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SCHIFF HARDIN LLP

By:	/s/ Robert J. Minkus
Robert J. Minkus